PARTIES TO PREVIOUS FORM OF CHANGE IN CONTROL AGREEMENT


Larry A. Cates
Janell Jones
Louis A. Kaucic
James W. Kirkpatrick
David R. Parsley
Carin L. Stutz
Douglas D. Waltman